UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): December 30, 2008
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03. Material Modification to Rights of Security Holders
Item 7.01. Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-99.1

Preliminary Note: In this Current Report on Form 8-K, the term “ION” refers to ION Geophysical Corporation and, where the context requires, ION Geophysical Corporation together with its consolidated subsidiaries.
Item 1.01 Entry into a Material Definitive Agreement.
          Introduction. On December 30, 2008, ION completed the refinancing of certain of its indebtedness and related financial arrangements that it had entered into on September 18, 2008 in connection with its acquisition of ARAM Systems Ltd. and Canadian Seismic Rentals Ltd. (collectively referred to as “ARAM”) on that date. For a full description of that acquisition, please refer to ION’s Current Report on Form 8-K, as amended, filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2008, as amended by Form 8-K/A filed with the SEC on November 3, 2008. The components of the refinancing transactions were:
•	ION and certain of its domestic (U.S.) subsidiaries entered into a Bridge Loan Agreement dated as of December 30, 2008 with Jefferies Finance LLC (“Jefferies”) as administrative agent, sole bookrunner and sole lead arranger, and the lenders party thereto, providing for loans in the aggregate principal amount of $40.8 million. The proceeds from the loans under the Bridge Loan Agreement (the “Bridge Loans”) were applied to refinance ION’s $40.8 million outstanding short-term indebtedness under its Senior Increasing Rate Note dated September 18, 2008 issued by ION to Jefferies Finance CP Funding LLC, as lender;
•	ION entered into a Third Amendment to Amended and Restated Credit Agreement dated effective as of December 29, 2008 (the “Third Amendment”) to permit ION to, among other things, implement a shareholder rights plan without violating the terms of its existing commercial banking credit facility (the “Senior Credit Facility”). The Senior Credit Facility is governed by the terms of the Amended and Restated Credit Agreement dated July 3, 2008 (as subsequently amended, the “Senior Credit Agreement”) by and among ION, its Luxembourg subsidiary, ION International S.À R.L. (“ION S.À R.L.”), certain other foreign and domestic subsidiaries of ION, HSBC Bank USA, N.A., as administrative agent, joint lead arranger and joint bookrunner, ABN AMRO Incorporated, as joint lead arranger and joint bookrunner, Citibank, N.A., as syndication agent, and the lenders party thereto;
•	ION entered into a Fourth Amendment to Amended and Restated Credit Agreement and Foreign Security Agreement, Limited Waiver and Release dated as of December 30, 2008 (the “Fourth Amendment”), which further modified the terms of the Senior Credit Agreement to, among other things, reflect and accommodate the terms of these refinancing transactions; and
•	ION modified the terms of its acquisition financing arrangements with certain of the former selling shareholders of ARAM (the “Sellers”) and the procedures for certain post-closing purchase price adjustments.
          Background. The terms of the Amended and Restated Share Purchase Agreement dated September 17, 2008, by and among ION, ARAM and the Sellers (the “Amended and Restated Purchase Agreement”), had required ION to deposit $35.0 million cash (representing a portion of the cash purchase price for the acquisition) into escrow on a date after closing to secure the parties’ obligations to each other for indemnification liabilities and post-closing purchase price adjustments. In addition, 3226509 Nova Scotia Company, a Nova Scotia unlimited liability company and indirect wholly-owned subsidiary of ION formed to complete the acquisition (“ION Sub”), issued at the closing of the acquisition two unsecured promissory notes to 1236929 Alberta Ltd., a corporation wholly-owned by Donald G. Chamberlain, one of the Sellers:
•	a senior note in the original principal amount of US$35.0 million (the “Senior Seller Note”); and
•	a subordinated note in the original principal amount of US$10.0 million (the “Subordinated Seller Note”).
          The terms of the Senior Seller Note provided that when the Senior Seller Note was repaid, proceeds from that repayment were to be applied to fund the escrow account.
          ION also entered into guaranties dated September 18, 2008 to guarantee the obligations of ION Sub under the Senior Seller Note and the Subordinated Seller Note.

          ION had expected to repay the indebtedness under the Jefferies Senior Increasing Rate Note, the Senior Seller Note and the Subordinated Seller Note and pay down $72.0 million in revolving credit indebtedness under its Senior Credit Facility by issuing additional long-term debt before the end of 2008. In that regard, ION had entered into a commitment letter dated September 18, 2008 (the “Commitment Letter”), with Jefferies pursuant to which Jefferies agreed, subject to the terms and upon satisfaction of the conditions contained in the Commitment Letter, to act in the capacities of sole advisor, sole administrative agent, sole collateral agent (if applicable), sole book-runner, sole lead arranger and sole syndication agent in connection with a proposed US$150.0 million senior bridge loan facility. This proposed senior bridge loan facility was to be drawn upon in the event that certain other long-term indebtedness that ION would attempt to raise, including high-yield unsecured notes, was not successful. The Commitment Letter was to terminate by its terms on December 31, 2008.
          On November 14, 2008, ION issued a press release under Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing its intention to offer and sell, subject to market and other conditions, $175.0 million aggregate principal amount of unsecured senior notes due 2013 in transactions exempt from registration under the Securities Act (including pursuant to Rule 144A under the Securities Act). However, prevailing credit market conditions prevented ION from successfully completing any such issuance of senior notes. In December 2008, marketing efforts for the unsecured senior notes offering ceased, and ION repaid the $72.0 million revolving credit indebtedness under the Senior Credit Facility from internally-generated cash.
          Refinancing ION’s Obligations to the Sellers. Under the December 30 refinancing transactions, the terms of the Senior Seller Note were amended and restated, and new subordination provisions were added, by ION Sub’s issuing an Amended and Restated Subordinated Promissory Note dated December 30, 2008 (“the Amended and Restated Subordinated Note”) in replacement of and exchange for the Senior Seller Note. The Amended and Restated Subordinated Note was issued to Maison Mazel Ltd. (formerly known as 1236929 Alberta Ltd.) (“Maison Mazel”). The principal amount of the Amended and Restated Subordinated Note remains at $35.0 million and the new maturity date under the Amended and Restated Subordinated Note was extended from September 17, 2009 to September 17, 2013. Interest on the outstanding principal amount under the note is payable quarterly. ION also entered into an Amended and Restated Guaranty dated December 30, 2008, evidencing its guaranty obligations with respect to the liabilities of ION Sub under the Amended and Restated Subordinated Note.
          Also in connection with the refinancing transactions, ION, ION Sub, ARAM and Maison Mazel entered into an Assignment Agreement dated as of December 30, 2008, under which ION, ION Sub and ARAM assigned to Maison Mazel their rights to an expected Canadian federal income tax refund (the “Refund Claim”), in exchange for the termination, satisfaction and cancellation by Maison Mazel of the indebtedness under the $10.0 million Subordinated Seller Note. In addition, ION’s obligations under its guaranty of the Subordinated Seller Note were terminated and extinguished in connection with the assignment of the Refund Claim.
          ION, ION Sub, ARAM and Maison Mazel also entered into a Release Agreement dated as of December 30, 2008, whereby the parties agreed to:
•	terminate the $35.0 million purchase price escrow arrangements they had agreed to in the Amended and Restated Purchase Agreement, and
•	release Maison Mazel and the other Sellers from their obligations under the Amended and Restated Purchase Agreement to indemnify ION, ION Sub and other ION-related “indemnified persons” for breaches by the Sellers of certain of their representations and warranties contained in the Amended and Restated Purchase Agreement.
          In addition, the parties agreed to certain procedural changes regarding the timing of and the process for the final purchase price adjustments. It is expected that all of the purchase price adjustments under the Amended and Restated Purchase Agreement will be completed during the first half of 2009, shortly following the date that the Canadian income tax refund pursuant to the Refund Claim is received.
          The foregoing summaries of the Assignment Agreement dated as of December 30, 2008 and the Release Agreement dated as of December 30, 2008 do not purport to be complete and are qualified in their entirety by reference to the copies of those definitive agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
          See also Item 2.03 — “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K for descriptions of the Bridge Loan Agreement and the Third Amendment and the Fourth Amendment to the Senior Credit Facility, which descriptions are incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Third Amendment and Fourth Amendment to Senior Credit Agreement.
          ION entered into its Senior Credit Facility with its current syndicate of lenders on July 3, 2008, which is described in ION’s Current Report on Form 8-K filed with the SEC on July 8, 2008. ION further amended its Senior Credit Facility by its entering into that certain First Amendment to Amended and Restated Credit Agreement and Domestic Security Agreement dated September 17, 2008, which is described in ION’s Current Report on Form 8-K filed with the SEC on September 23, 2008. A Second Amendment to the Senior Credit Facility, which amended a schedule to the Senior Credit Agreement regarding certain post-closing deliverables to permit additional time for ION Sub and ARAM to execute joinder agreements and become foreign guarantors under the Senior Credit Agreement, was entered into on October 17, 2008.
          Third Amendment. ION, ION SÀRL and certain of ION’s domestic and other foreign subsidiaries entered into the Third Amendment, effective as of December 29, 2008. The terms of the Third Amendment (i) permit ION to adopt a shareholder rights plan, to declare a dividend and distribute such rights to its stockholders and to redeem such rights, and (ii) provide for an additional further assurances provision in the Senior Credit Agreement under which ION has agreed to notify the administrative agent if any significant tangible assets are held in Dubai in the future and, if requested, to take action to grant a security interest in such assets.
          Fourth Amendment. As of December 30, 2008, ION, ION SÀRL and certain of ION’s domestic and other foreign subsidiaries entered into the Fourth Amendment. The Fourth Amendment principally permits, and accommodates the changes resulting from, the refinancing transactions. The Fourth Amendment modifies the Senior Credit Facility’s interest rate provisions by increasing the applicable interest margins by 175.0 to 287.5 basis points on loans that bear interest at the facility’s alternate base rate or its adjusted London Interbank Offered (LIBO) rate, depending on whether the borrowings are revolving credit loans or term loans. The Fourth Amendment also permitted ION to amend and restate the Senior Seller Note and assign the Refund Claim in exchange for the cancellation of the Subordinated Seller Note as described above, and to refinance the Senior Increasing Rate Note indebtedness with the Bridge Loans. Additionally, the Fourth Amendment permits ION and its subsidiaries to obtain certain sale/leaseback financing in order to finance leases of land seismic data acquisition systems and related equipment to customers. The Fourth Amendment further:
•	modifies certain of the financial covenant ratios contained in the Senior Credit Agreement, including those requiring ION and its domestic subsidiaries to:
•	maintain a minimum fixed charge coverage ratio (the ratio increases from 1.25 to 1, to 1.50 to 1 for each fiscal quarter beginning in 2009), and

•	not exceed a maximum leverage ratio (the ratio decreases from 2.50 to 1, to 2.25 to 1 for each fiscal quarter beginning in 2009);
•	reduces the total availability under the revolving credit facility under the Senior Credit Facility from $110.0 million to $100.0 million; and
•	modifies a restricted payment covenant to limit certain dividends and stock repurchases to an amount equal to the extent that 30% of ION’s domestic consolidated net income for its most recently completed fiscal year, exceeds $15.0 million.

Bridge Loans.
          In connection with ION’s acquisition of ARAM in September 2008, ION borrowed from Jefferies Finance CP Funding LLC, $40.0 million of gross proceeds under the Senior Increasing Rate Note, which was issued at a 2.0% discount and had an original principal amount of $40.8 million. The Senior Increasing Rate Note was scheduled to mature on December 31, 2008. Certain domestic subsidiaries of ION had guaranteed ION’s obligations under the Senior Increasing Rate Note.
          On December 30, 2008, ION and certain of its domestic subsidiaries (as guarantors) entered into a Bridge Loan Agreement with Jefferies Finance LLC as administrative agent, sole bookrunner and sole lead arranger, and the lenders party thereto, which provided for the making of the Bridge Loans and the refinancing of the principal amount of indebtedness under the Senior Increasing Rate Note. The aggregate principal amount of the Bridge Loans is $40.8 million, and their maturity date is January 31, 2010.
          In accordance with the Bridge Loan Agreement, at the closing ION paid Jefferies as administrative agent for the benefit of the lenders, a non-refundable upfront fee of $2.041 million, representing 5.0% of the aggregate principal amount of the Bridge Loans. In addition, ION has agreed in the Bridge Loan Agreement that it will pay the lenders (i) on June 30, 2009, a non-refundable initial duration fee in an amount equal to 3.0% of the aggregate principal amount of the Bridge Loans outstanding (if any) on such date, and (ii) on September 30, 2009, a non-refundable additional duration fee in an amount equal to 2.0% of the total principal amount of the Bridge Loans outstanding (if any) on such date. Interest will be payable monthly on the last day of each month, and at the maturity date. The Bridge Loans will bear interest at a rate equal to the sum of (i) the one-month LIBO rate and (ii) 13.25% per annum, or if the LIBO rate cannot be determined or otherwise is unavailable, the sum of (x) the alternate base rate and (y) 12.25%. Unless the Bridge Loans are in default, the interest rate on the outstanding Bridge Loans shall neither be less than 15.0% per annum nor greater than 17.0% per annum. For any Bridge Loans in default, default interest will accrue (and be payable on demand) at a rate of 4.00% above the rate then applicable to the Bridge Loans.
          The Bridge Loans can be prepaid at any time by ION without penalty or premium upon three business days’ written notice.
          The Bridge Loan Agreement contains provisions that will require ION, upon the occurrence of a “Change of Control” (as that term is defined in the Senior Credit Facility), to offer to the holders of the Bridge Loans to repay the Bridge Loans at a price of 101% of the principal amount thereof, plus all accrued fees and all accrued and unpaid interest to the date of repayment.
          ION’s representations and warranties, affirmative covenants, negative and financial covenants and events of default contained in the Bridge Loan Agreement are substantially the same as those contained in the Senior Credit Agreement, as amended.
          In connection with the Bridge Loan Agreement, ION and Jefferies (on their own behalf and on behalf of their affiliates) also entered into an agreement to terminate and release their respective obligations to each other under the Commitment Letter and the related fee and engagement letter agreements entered into on September 18, 2008.
Amended and Restated Subordinated Note.
          In connection with the refinancing transactions, the terms of the Senior Seller Note previously issued by ION Sub to Maison Mazel were amended and restated, and subordination provisions were added, pursuant to the terms of the Amended and Restated Subordinated Note. The principal amount of the Amended and Restated Subordinated Note remains at $35.0 million, and its maturity date has been extended to September 17, 2013. Interest on the outstanding principal amount under the Amended and Restated Subordinated Note is payable quarterly, commencing March 31, 2009, and accrues at the following rates:
•	nine percent (9%) per annum for the period from September 18, 2008 through December 17, 2008;

•	twelve percent (12%) per annum for the period from December 18, 2008 through December 21, 2008; and
•	fifteen percent (15%) per annum commencing on December 22, 2008, until the maturity date or prepayment.
          The Amended and Restated Subordinated Note contains covenants that restrict ION, ION Sub and their subsidiaries from incurring or assuming certain additional indebtedness. ION Sub has agreed that the covenant that restricts ION’s or ION Sub’s ability to incur additional indebtedness that is contained in the Senior Credit Facility (or any comparable covenant regarding the incurrence of indebtedness contained in any senior revolving credit facility of ION that replaces the Senior Credit Facility) will be incorporated into the Amended and Restated Subordinated Note. However, Maison Mazel will not have a separate right to consent to or approve any amendment or waiver of the covenant as contained in the Senior Credit Facility.
          In addition, ION Sub agreed that if it incurs indebtedness under any financing that:
•	qualifies as “Long Term Junior Financing” under the Senior Credit Facility,
•	results from a refinancing or replacement of the Senior Credit Facility such that the aggregate principal indebtedness (including revolving commitments) thereunder would be in excess of $275.0 million, or
•	qualifies as unsecured indebtedness for borrowed money that is evidenced by notes or debentures, has a maturity date of at least five years after the date of its issuance and results in total gross cash proceeds to ION of not less than $45.0 million ($40.0 million after the Bridge Loans have been paid in full), then ION Sub will repay in full from the total proceeds from such financing the then-outstanding principal of and interest on the Amended and Restated Subordinated Note. However, in those circumstances, any indebtedness outstanding under the Bridge Loans must also be paid in full, either prior to or contemporaneously with the repayment of the Amended and Restated Subordinated Note.
          The indebtedness under the Amended and Restated Subordinated Note is subordinated to the prior payment in full of ION’s “Senior Obligations,” which is generally defined in the Amended and Restated Subordinated Note as the principal, premium (if any), interest and other amounts that become due in connection with:
•	the obligations of ION and its subsidiaries under the Senior Credit Facility,
•	the obligations of ION and certain of its subsidiaries under the Bridge Loan Agreement,
•	the liabilities of ION and its subsidiaries with respect to capital leases and obligations under its facility sale-leaseback facility that qualifies as a “Sale/Leaseback Agreement” (as that term is defined in the Senior Credit Agreement),
•	the guaranties by ION and its Subsidiaries of the indebtedness described above, and
•	debentures, notes or other evidences of indebtedness issued in exchange for, or in the refinancing of, the Senior Obligations described above, or any indebtedness arising from the payment and satisfaction of any Senior Obligations by a guarantor.
          ION Sub’s payment of all principal, interest and other amounts owing under the Amended and Restated Subordinated Note is guaranteed on a subordinated basis by ION.
          The foregoing summaries of the Third Amendment, the Fourth Amendment, the Bridge Loan Agreement and the Amended and Restated Subordinated Note do not purport to be complete and they are qualified in their entirety by reference to the copies of the Third Amendment, the Fourth Amendment and the Amended and Restated Subordinated Note, which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 hereto, and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.
          The text set forth in Item 2.03 of this Current Report on Form 8-K regarding certain restrictions on dividends and indebtedness and certain financial covenants contained in the Senior Credit Facility, the Bridge Loan Agreement and the Amended and Restated Subordinated Note is incorporated into this item by reference.
Item 7.01. Regulation FD Disclosure.
          On December 30, 2008, ION issued a news release announcing the completion of the refinancing transactions. A copy of the press release is attached as Exhibit 99.1.
          The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934 and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by ION with the SEC under the Securities Act or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Assignment Agreement dated as of December 30, 2008 by and among 3226509 Nova Scotia Company, ARAM Systems Ltd., Canadian Seismic Rentals Inc., Maison Mazel Ltd. and ION Geophysical Corporation.

10.2	Release Agreement dated as of December 30, 2008 by and among ION Geophysical Corporation, 3226509 Nova Scotia Company, ARAM Systems Ltd., Canadian Seismic Rentals Inc., Maison Mazel Ltd. and the Sellers party thereto.

10.3	Third Amendment to Amended and Restated Credit Agreement, dated as of December 29, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., the Guarantors and Lenders party thereto and HSBC Bank USA, N.A., as administrative agent.

10.4	Fourth Amendment to Amended and Restated Credit Agreement and Foreign Security Agreement, Limited Waiver and Release dated as of December 30, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., the Guarantors and Lenders party thereto and HSBC Bank USA, N.A., as administrative agent.

Exhibit Number	Description

10.5	Bridge Loan Agreement dated as of December 30, 2008, by and among ION Geophysical Corporation, the Guarantors and Lenders party thereto and Jefferies Finance LLC, as administrative agent, sole bookrunner and sole lead arranger.

10.6	Amended and Restated Subordinated Promissory Note dated December 30, 2008, made by 3226509 Nova Scotia Company in favor of Maison Mazel Ltd.

99.1	Press Release dated December 30, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Assignment Agreement dated as of December 30, 2008 by and among 3226509 Nova Scotia Company, ARAM Systems Ltd., Canadian Seismic Rentals Inc., Maison Mazel Ltd. and ION Geophysical Corporation.

10.2	Release Agreement dated as of December 30, 2008 by and among ION Geophysical Corporation, 3226509 Nova Scotia Company, ARAM Systems Ltd., Canadian Seismic Rentals Inc., Maison Mazel Ltd. and the Sellers party thereto.

10.3	Third Amendment to Amended and Restated Credit Agreement, dated as of December 29, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., the Guarantors and Lenders party thereto and HSBC Bank USA, N.A., as administrative agent.

10.4	Fourth Amendment to Amended and Restated Credit Agreement and Foreign Security Agreement, Limited Waiver and Release dated as of December 30, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., the Guarantors and Lenders party thereto and HSBC Bank USA, N.A., as administrative agent.

10.5	Bridge Loan Agreement dated as of December 30, 2008, by and among ION Geophysical Corporation, the Guarantors and Lenders party thereto and Jefferies Finance LLC, as administrative agent, sole bookrunner and sole lead arranger.

10.6	Amended and Restated Subordinated Promissory Note dated December 30, 2008, made by 3226509 Nova Scotia Company in favor of Maison Mazel Ltd.

99.1	Press Release dated December 30, 2008.